SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  November 12, 2008

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its Charter)

Delaware	000-51840	20-3881465
(State or other	(Commission File	(IRS Employer
jurisdiction of Incorporation)	Number)	Identification Number)

435 Devon Park Drive, Bldg. 400, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code:   (610) 519-1336

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 12, 2008, Ascend Acquisition Corp. (the “Company”) and Don K. Rice (a Company officer and director, and the Company’s largest stockholder), on the one hand, and the law firm of Graubard Miller (“GM”), on the other hand, entered into an Agreement and Release Agreement (the “Agreement”), whereby Rice agreed (a) to transfer now to GM 13,581 shares of the Company’s common stock owned by him and (b) to transfer to GM in the future 10% of any additional shares of the Company’s common stock that Rice may hereafter acquire.  Rice agreed to such transfers in consideration of GM’s release of the Company from all legal fees and expenses owed by the Company to GM for legal services heretofore provided by GM to the Company.  As of September 30, 2008, the Company owed a total of $617,490 to GM.  Rice is currently in the process of arranging for the transfer to GM of 13,581 of his shares.

The preceding description of the terms, provisions and conditions of the Agreement is a summary and is qualified in its entirety by the copy of the Agreement that is attached hereto as Exhibits 10.1.

Moreover, on November 18, 2008, the Company executed a convertible promissory note (the “Note”) in favor of Don K. Rice, a Company officer and director, representing the original principal amount of $195,000.  The Note represents amounts heretofore owed by the Company to Mr. Rice (including an approximately $25,000 advance made on or about November 18, 2008), as well as interest that has accrued with respect to such amounts.   The Note is due and payable in full on demand, and bears interest at the rate of five percent (5.0%) per annum.

At any time prior to the payment in full of the entire balance of the Note, Mr. Rice has the option of converting all or any portion of the unpaid balance of the Note into shares of the Company’s common stock at a conversion price equal to $0.04 per share, subject to adjustment upon certain events.  The conversion price was based on the recent market price and near non-liquidity of the Company’s common stock, the number of shares that would be issued and the effect that the sale of such shares would have on the market for the Company’s common stock, and the legal constraints on the sale of such shares.  Assuming no adjustment to the conversion price, if Mr. Rice converts the entire principal balance of the Note, he would receive 4,875,000 shares of the Company’s common stock.

The preceding description of the terms, provisions and conditions of the Note is a summary and is qualified in its entirety by the copy of the Note that is attached hereto as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.1	Agreement and Release Agreement dated November 12, 2008 by and between Graubard Miller, on the one hand, and Don K. Rice and Ascend Acquisition Corp., a Delaware corporation, on the other hand
10.2	Convertible Promissory Note dated November 18, 2008 in the original principal amount of $195,000 executed by the Company in favor of Don K. Rice

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.
(Registrant)

Date: November 18, 2008	By:	/s/ Don K. Rice
Don K. Rice,
Chief Executive Officer